Exhibit 99.1

Castle Biosciences Reports First Quarter 2023 Results

Q1 2023 revenue increased 57% over Q1 2022 to $42 million
Q1 2023 total test reports increased 73% over Q1 2022
Reaffirming full-year 2023 revenue is expected to be between $170-180 million
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas- May 3, 2023--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the first quarter ended March 31, 2023.
“Castle delivered a strong start to the year,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “Building on our strength and momentum from 2022, we delivered significant test report volume and revenue growth in the first quarter, which was driven by continued execution on our short- and long-term strategies. We remain confident in our business and are reaffirming our 2023 revenue guidance.
“Investments in our growth initiatives across our entire test portfolio, coupled with the team’s performance, continue to support the adoption of our proprietary tests. In particular, the evolution of our dermatology facing commercial team in the third quarter of 2022 helped drive first quarter test report volume for DecisionDx®-Melanoma and DecisionDx®-SCC combined, which grew nearly 40% year-over-year and nearly 10% sequentially.
“Additionally, we acquired two companies over the last eighteen months that we believe will contribute to long-term value creation. We were pleased to see the continued momentum in test report volumes we expected in these newer gastroenterology and mental health franchises, which we believe are on track to be important contributors to delivering on our financial targets.”
First Quarter Ended March 31, 2023, Financial and Operational Highlights
•Revenues were $42.0 million, a 57% increase compared to $26.9 million during the same period in 2022. Included in revenue for the period were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the quarter ended March 31, 2023, were $1.3 million of net negative revenue adjustments, compared to $0.6 million of net positive revenue adjustments for the same period in 2022.
•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $43.4 million, a 65% increase compared to $26.3 million for the same period in 2022.
•Delivered 14,916 total test reports in the first quarter of 2023, an increase of 73% compared to 8,627 in the same period of 2022:
◦DecisionDx-Melanoma test reports delivered in the quarter were 7,583, compared to 6,023 in the first quarter of 2022, an increase of 26%. DecisionDx-Melanoma test reports delivered in the fourth quarter of 2022 were 7,301.
◦DecisionDx-SCC test reports delivered in the quarter were 2,411, compared to 1,142 in the first quarter of 2022, an increase of 111%. DecisionDx-SCC test reports delivered in the fourth quarter of 2022 were 1,845.
◦MyPath® Melanoma test reports delivered in the quarter were 980, compared to 950 MyPath-Melanoma and DiffDx-Melanoma aggregate test reports in the first quarter of 2022, an increase of 3%. MyPath and DiffDx-Melanoma aggregate test reports delivered in the fourth quarter of 2022 were 822.
◦DecisionDx®-UM test reports delivered in the quarter were 409, compared to 456 in the first quarter of 2022, a decrease of 10%. DecisionDx-UM test reports delivered in the fourth quarter of 2022 were 432.

◦TissueCypher® Barrett’s Esophagus test reports delivered in the quarter were 1,383, compared to 56 in the first quarter of 2022, following our initial offering of the test beginning in December 2021. TissueCypher Barrett’s Esophagus test reports delivered in the fourth quarter of 2022 were 1,030.
◦IDgenetix® test reports delivered in the quarter were 2,150. We began offering the IDgenetix test in April 2022, and thus no test reports were delivered by Castle in the first quarter of 2022. IDgenetix test reports delivered in the fourth quarter of 2022 were 1,214.
•Gross margin for the quarter ended March 31, 2023, was 70.5%, and adjusted gross margin was 76.5%.
•Net cash used in operations was $25.4 million, compared to $21.4 million for the same period in 2022. First quarter 2023 cash use reflects payout of employee annual cash bonuses as well as certain health care benefit payments, totaling $17.7 million, that are not expected to recur during the remainder of 2023.
•Net loss for the first quarter, which includes non-cash stock-based compensation expense of $13.5 million, was $(29.2) million, compared to $(24.6) million for the same period in 2022.
•Adjusted EBITDA for the first quarter was $(15.1) million, compared to $(11.4) million for the same period in 2022.
Cash, Cash Equivalents and Marketable Investment Securities
As of March 31, 2023, the Company’s cash, cash equivalents and marketable investment securities totaled $232.1 million.
2023 Outlook
The Company reaffirms its previously provided 2023 total revenue guidance of $170-180 million.
First Quarter and Recent Accomplishments and Highlights
Dermatology
•Earlier today, the Company announced the publication of an independent, retrospective multi-center study in the Archives of Dermatological Research providing a direct chain of evidence that use of DecisionDx-Melanoma test results to guide radiological surveillance could lead to improved patient outcomes. The study, authored by Dhillon et al., can be found here. See the Company’s news release from May 3, 2023, for more information.
•In February, the Company announced the publication of data from a prospective, multicenter study, called DECIDE. In the study, DecisionDx-Melanoma test results influenced 85% of clinicians’ decisions regarding the sentinel lymph node biopsy (SLNB) surgical procedure. Additionally, use of the tests’ results within current guideline recommendations led to a significant reduction in SLNB procedures performed, demonstrating the clinical value of the test to guide risk-aligned patient care. The publication can be found here.
•In March, the Company announced the publication of a consensus panel report from the National Society for Cutaneous Medicine recommending use of gene expression profile (GEP) testing in the clinical assessment and management of cutaneous melanoma (CM). The report provides usage guidelines and a framework for clinicians to integrate GEP testing into their CM patient management. Additionally, the consensus report endorses Castle’s DecisionDx-Melanoma GEP risk stratification test as offering more utility than other existing CM GEP assays or nomograms, supported by extensive, evidence-driven data in current literature. See the Company’s news release from March 8, 2023, for more information.
•In March, the Company shared new performance data from a novel, multi-center, independent cohort demonstrating how the independent risk-stratification of DecisionDx-SCC can significantly improve metastatic risk predictions by complementing current staging systems, American Joint Committee on Cancer 8th edition staging system (AJCC8) and Brigham and Women’s Hospital staging system (BWH). Additionally, consistent with previous studies, DecisionDx-SCC independently and significantly stratified a novel cohort according to patients’ biologic metastatic risk (p<0.0001). This study analyzed the performance of the DecisionDx-SCC test in a novel, independent performance cohort of 534 patients with primary SCC and one or more risk factors from 45 contributing centers. The data from the study consistently demonstrated the performance of DecisionDx-SCC to classify risk for metastasis in SCC patients with one or more risk factors (p<0.0001), and multivariate models showed the metastatic risk prediction of AJCC8 and BWH staging systems were significantly improved when DecisionDx-SCC test results were included. See the Company’s news release from March 18, 2023, for more information.
Corporate
•In February, the Company announced that it received a 2023 Top Workplaces USA award from Energage. This is the second year in a row that Castle has received this national award, recognizing the Company for its exceptional workplace culture. Recipients of the Top Workplaces USA award are chosen solely on employee feedback gathered through an anonymous employee engagement survey, issued by Energage. See the Company’s news release from Feb. 1, 2023, for more information.
•In February, the Company announced that its chief financial officer, Frank Stokes, was named to Finance & Investing’s Top 25 CFOs of Houston list for 2023. This year’s awardees are financial executives at the forefront of the rapid technological development occurring throughout Houston across key global industries, including energy, life sciences, manufacturing, logistics and aerospace. See the Company’s news release from Feb. 24, 2023, for more information.
Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Wednesday, May 3, 2023, at 4:30 p.m. Eastern time to discuss its first quarter 2023 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/614563599 or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until May 24, 2023.

To access the live conference call via phone, please dial 833 470 1428 from the United States, or +1 404 975 4839 internationally, at least 10 minutes prior to the start of the call, using the conference ID 083848.

There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net loss interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense and change in fair value of contingent consideration.

We use Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, or net loss reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, uveal melanoma, Barrett’s esophagus and mental health conditions. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to predict systemic therapy response in patients with moderate-to-severe psoriasis, atopic dermatitis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, DecisionDx-UM, DecisionDx-PRAME, DecisionDx-UMSeq, TissueCypher and IDgenetix are trademarks of Castle Biosciences, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning: our expectations regarding: (i) our expected total revenue outlook for the year ending December 31, 2023; (ii) potential clinical value and utility of our tests, including with respect to findings in the studies highlighted in this press release; (iii), and (iv) the momentum we see in our newer gastroenterology and mental health franchises helping us achieve our long-term financial targets. The words “anticipate,” “believe,” “can,” “could,” “expect,” “may,” “potential,” “should,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: the accuracy of our assumptions and expectations underlying our fiscal 2023 revenue guidance (including, without limitation, our assumptions or expectations regarding continued reimbursement for our DecisionDx-SCC test at the current rate and reimbursement for our other products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions), the effects of macroeconomic events and conditions, including inflation, banking crises, supply chain disruptions, the COVID-19 pandemic and geopolitical events, among others, on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the diagnostic and prognostic tests discussed in this press release; actual application of our tests may not provide the aforementioned benefits to patients; our newer gastroenterology and mental health franchises may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.
Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
NET REVENUES	$42,037	$26,852
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible assets)	10,182	5,944
Research and development	14,393	10,761
Selling, general and administrative	46,762	30,453
Amortization of acquired intangible assets	2,222	1,648
Change in fair value of contingent consideration	—	2,562
Total operating expenses, net	73,559	51,368
Operating loss	(31,522)	(24,516)
Interest income	2,336	30
Interest expense	(4)	(3)
Loss before income taxes	(29,190)	(24,489)
Income tax expense	14	134
Net loss	$(29,204)	$(24,623)

Loss per share, basic and diluted	$(1.10)	$(0.97)

Weighted-average shares outstanding, basic and diluted	26,607	25,424

Stock-Based Compensation Expense
Stock-based compensation expense is included in the condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended March 31,
	2023	2022
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,272	$853
Research and development	2,587	1,828
Selling, general and administrative	9,666	5,738
Total stock-based compensation expense	$13,525	$8,419

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Net loss	$(29,204)	$(24,623)
Other comprehensive income:
Net unrealized gain on marketable investment securities	245	—
Comprehensive loss	$(28,959)	$(24,623)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2023	December 31, 2022
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$114,821	$122,948
Marketable investment securities	117,234	135,677
Accounts receivable, net	27,728	23,476
Inventory	4,520	3,980
Prepaid expenses and other current assets	6,797	6,207
Total current assets	271,100	292,288
Long-term accounts receivable, net	1,218	1,087
Property and equipment, net	18,254	14,315
Operating lease assets	11,401	12,181
Goodwill and other intangible assets, net	124,126	126,348
Other assets – long-term	792	1,110
Total assets	$426,891	$447,329

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,961	$4,731
Accrued compensation	12,796	24,358
Operating lease liabilities	1,779	1,777
Other accrued and current liabilities	5,607	5,262
Total current liabilities	30,143	36,128
Noncurrent operating lease liabilities	11,103	11,533
Deferred tax liability	441	428
Other liabilities	55	90
Total liabilities	41,742	48,179
Stockholders’ Equity
Common stock	27	27
Additional paid-in capital	575,367	560,409
Accumulated deficit	(190,109)	(160,905)
Accumulated other comprehensive loss	(136)	(381)
Total stockholders’ equity	385,149	399,150
Total liabilities and stockholders’ equity	$426,891	$447,329

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net loss	$(29,204)	$(24,623)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,892	2,151
Stock-based compensation expense	13,525	8,419
Change in fair value of contingent consideration	—	2,562
Deferred income taxes	13	123
Accretion of discounts on marketable investment securities	(1,229)	—
Other	211	12
Change in operating assets and liabilities:
Accounts receivable	(4,383)	(2,725)
Prepaid expenses and other current assets	(654)	(357)
Inventory	(540)	(329)
Operating lease assets	331	222
Other assets	319	42
Accounts payable	3,896	187
Operating lease liabilities	(68)	(226)
Accrued compensation	(11,562)	(6,917)
Other accrued and current liabilities	1,014	29
Net cash used in operating activities	(25,439)	(21,430)

INVESTING ACTIVITIES
Purchases of property and equipment	(3,338)	(402)
Proceeds from sale of property and equipment	5	—
Purchases of marketable investment securities	(30,083)	—
Proceeds from maturities of marketable investment securities	50,000	—
Net cash provided by (used in) investing activities	16,584	(402)

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	95	399
Payment of employees’ taxes on vested restricted stock units	(314)	(56)
Proceeds from contributions to the employee stock purchase plan	982	897
Repayment of principal portion of finance lease liabilities	(35)	(24)
Net cash provided by financing activities	728	1,216

NET CHANGE IN CASH AND CASH EQUIVALENTS	(8,127)	(20,616)
Beginning of period	122,948	329,633
End of period	$114,821	$309,017

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenues and adjusted gross margin, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended March 31,
	2023	2022
(in thousands)
Adjusted revenues
Net revenues (GAAP)	$42,037	$26,852
Revenue associated with test reports delivered in prior periods	1,336	(602)
Adjusted revenues (Non-GAAP)	$43,373	$26,250

Adjusted gross margin
Gross margin (GAAP)[1]	$29,633	$19,260
Amortization of acquired intangible assets	2,222	1,648
Revenue associated with test reports delivered in prior periods	1,336	(602)
Adjusted gross margin (Non-GAAP)	$33,191	$20,306

Gross margin percentage (GAAP)[2]	70.5%	71.7%
Adjusted gross margin percentage (Non-GAAP)[3]	76.5%	77.4%

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenues (Non-GAAP).

The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended March 31,
	2023	2022
(in thousands)
Adjusted EBITDA
Net loss	$(29,204)	$(24,623)
Interest income[1]	(2,336)	(30)
Interest expense	4	3
Income tax expense	14	134
Depreciation and amortization expense	2,892	2,151
Stock-based compensation expense	13,525	8,419
Change in fair value of contingent consideration	—	2,562
Adjusted EBITDA (Non-GAAP)	$(15,105)	$(11,384)

1.    Beginning in the fourth quarter of 2022, we began excluding interest income from the calculation of Adjusted EBITDA. The prior-year period presented herein has been recast to conform to the current period presentation.